Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
September 6, 2007	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Verizon Communications Raises Quarterly Dividend

6.2 Percent to 43 Cents per Share

NEW YORK – The Board of Directors of Verizon Communications Inc. (NYSE:VZ) today declared a quarterly dividend of 43 cents per outstanding share, an increase of 2.5 cents, or 6.2 percent, from the previous quarter. On an annual basis, this increases Verizon’s dividend 10 cents per share, from $1.62 to $1.72 per share.

The quarterly dividend is payable on Nov. 1, 2007, to Verizon Communications shareowners of record at the close of business on Oct. 10, 2007.

“This increase reflects the confidence we have in our business with its focus on creating value for shareholders,” said Ivan Seidenberg, Verizon chairman and chief executive officer. “We are continuing to build momentum based on our strong balance sheet and cash flows as we generate sustainable top-line and earnings growth from continuing operations.”

Verizon News Release, page 2

Verizon has approximately 2.5 million shareowners and approximately 2.9 billion shares of common stock outstanding. The company made more than $2.3 billion in dividend payments through the first half of 2007, and it last announced a quarterly dividend increase in March 2005.

Verizon Communications Inc. (NYSE:VZ), headquartered in New York, is a leader in delivering broadband and other wireline and wireless communication innovations to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving more than 62 million customers nationwide. Verizon’s Wireline operations include Verizon Business, which delivers innovative and seamless business solutions to customers around the world, and Verizon Telecom, which brings customers the benefits of converged communications, information and entertainment services over the nation’s most advanced fiber-optic network. A Dow 30 company, Verizon has a diverse workforce of more than 238,000 and last year generated consolidated operating revenues of more than $88 billion. For more information, visit www.verizon.com.

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NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products and services; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.